Exhibit 5.2

DLA Piper LLP (US)
1251 Avenue of the Americas
New York, New York 10020
www.dlapiper.com

T 212.335.4500
F 212.335.4501

May       , 2013

Abengoa, S.A.

Campus Palmas Altas

C/ Energía Solar

41014, Seville, Spain

Ladies and Gentlemen:

We have acted as U.S. counsel to Abengoa S.A. (the “Company”), and have been requested to render this opinion in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form F-1 of the Company (Registration No. 377-00122), as amended (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”), of (a) the offering and sale of [•] Class B Shares (either in the form of shares or American Depositary Shares (“ADSs”)) (the “Offered Shares”) of €0.01 nominal value each of the capital of the Company (such class of shares, the “Class B Shares”) and (b) the offering and sale of an aggregate of $[•] principal amount of [•]% Mandatorily Convertible Subordinated Notes due 2016 of the Company (the “Notes”) and up to [•] Class B Shares or [•] ADSs into which the Notes may be converted as described in the Registration Statement. The Offered Shares are being issued pursuant to an underwriting agreement to be entered into between the Company and [•] (the “Shares Underwriting Agreement”). The Notes are being issued pursuant to an underwriting agreement to be entered into between the Company and [•] (the “Notes Underwriting Agreement”), and under an Indenture (the “Indenture”) to be entered into between the Company and [•], as trustee (the “Trustee”).

In rendering the opinions expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents (the “Documents”):

(a) The Registration Statement, in the form filed with the Commission;

(b) Forms of the Shares Underwriting Agreement and Notes Underwriting Agreement, the Indenture and the documents evidencing the Notes; and

(c) such other instruments, corporate records, certificates of public officials, certificates of officers or other representatives of the Company and others and other documents as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In examining the Documents and in rendering the opinions set forth below, we have assumed the following:  (a) (i) each of the parties to the Documents (other than the Company) has duly authorized and has duly and validly executed and delivered each of the Documents and each instrument, agreement and other document executed in connection with the Documents to which such party is a signatory and (ii) the obligations set forth in the Documents of the parties thereto (other than the Company) are their legal, valid and binding obligations, enforceable in accordance with their respective terms; (b) each person executing any such instrument, agreement or other document on behalf of any such party (other than the Company) is duly authorized to do so; (c) each natural person executing any such instrument, agreement or other document is legally competent to do so; (d) the Documents accurately describe and contain the mutual understandings of the parties, there are no oral or written modifications of or amendments or supplements to the Documents and there has been no waiver of any of the provisions of the Documents by actions or conduct of the parties or otherwise; and (e) all documents submitted to us as originals are authentic, all documents submitted to us as certified or photostatic copies or telecopies or portable document file (“.PDF”) copies conform to the original documents (and the authenticity of the originals of such copies), all signatures on all documents submitted to us for examination (and including signatures on photocopies, telecopies and .PDF copies) are genuine, and all public records reviewed are accurate and complete.  As to all factual matters relevant to the opinion set forth below, we have relied upon the representations and warranties to be made in the Underwriting Agreement and the Indenture, which we assume to be accurate and complete, and on the oral or written statements and representations of officers of the Company, of public officials and our review of the Documents.

We assume that the Underwriting Agreement and the Indenture will be executed and delivered by each of the parties thereto in the forms previously reviewed by us and consistent with to the description thereof set forth in the Registration Statement.

We express no opinion as to (i) the effect of any bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances and preferences; (ii) rights to indemnification and contribution which may be limited by applicable law or equitable principles; or (iii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, the effect of judicial discretion and the possible unavailability of specific performance, injunctive relief or other equitable relief, and limitations on rights of acceleration regardless of whether considered in a proceeding in equity or at law.

On the basis of the foregoing and in reliance thereon and having regard for legal considerations which we deem relevant, and subject to the limitations and qualifications set forth herein, we advise you that in our opinion:

1.             When the Notes have been duly executed and authenticated in accordance with the Indenture, the Notes will be the legal, valid and binding obligations of the Company enforceable in accordance with their terms and entitled to the benefits of the Indenture.

2.             The discussion under the caption “Taxation — U.S. Federal Income Tax Considerations” in the Registration Statement, insofar as such discussion represents legal conclusions or statements of U.S. tax law, unless otherwise noted and subject to the limitations and qualifications therein, constitutes a fair and accurate summary of the material U.S. tax consequences to U.S.

Holders (as such term is defined in the prospectus that is a part of the Registration Statement) of the ownership and disposition of the Offered Shares and the Notes and we hereby adopt and confirm that discussion as our opinion.

In addition to the qualifications set forth above, the foregoing opinions is further qualified as follows:

(a)           The foregoing opinions are rendered as of the date hereof. We assume no obligation to update such opinions to reflect any facts or circumstances that may hereafter come to our attention or changes in the law which may hereafter occur.

(b)           We do not express any opinion herein concerning any laws other than the U.S. federal tax laws and the laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement and the Indenture and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinion herein. Insofar as the opinion expressed herein relates to matters governed by laws other than those set forth in the preceding sentence, we have assumed, without having made any independent investigation, that such laws do not affect any of the opinions set forth herein. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parole evidence to modify the terms or the interpretation of agreements.

(c)           We express no opinion as to compliance with the securities (or “blue sky”) laws of any jurisdiction.

(d)           We express no opinion on the following:

i.                                         the enforceability of any provisions permitting modifications of the Indenture or the Notes only if in writing, or stating that the provisions of such agreements and instruments are severable;

ii.                                      the enforceability of the provisions of the Indenture or the Notes which provide that the jurisdiction of the courts of any particular jurisdiction may not be binding on the courts in the forums selected or excluded;

iii.                                   the effect of the general principles of equity, including, but not limited to, concepts of good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether such remedy is considered in a proceeding in equity or at law);

iv.                                  the effect of statutory law and judicial decisions that limit enforcement of an exculpatory or indemnity provision with respect to: (i) the negligence or willful misconduct of the party seeking relief or of any person for whom said party is legally responsible; (ii) violations of law by the party seeking relief or by any person for whom said party is legally responsible; or (iii) matters found to be contrary to statute or public policy;

v.                                     the effect of judicial decisions and statutory law restricting enforcement of certain covenants and the availability of specific performance or any other remedy of the Trustee, or any holder of the Notes, if the violation of a covenant or the breach of a warranty is not material or if the action to enforce the covenant or breach of warranty is not undertaken in good faith under the then-existing circumstances;

vi.                                  the effect of judicial decisions giving effect to governmental actions or foreign laws affecting creditors’ rights; and

vii.                               the enforceability of provisions regarding consent to service, jurisdiction, venue or forum of any claim, demand, action or cause of action arising under or related to the Indenture or the Notes or the transactions contemplated therein.  We express no opinion as to any provision purporting to waive rights to trial by jury, service of process or objections to the laying of venue or to forum on the basis of forum non conveniens in connection with any litigation arising out of or pertaining to the Underwriting Agreement or the transactions contemplated therein.

(e)           This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

(f)            We do not express any opinion as to the effect on the opinion expressed herein of (i) the compliance or noncompliance of any party to the Indenture and the Notes (other than the Company to the extent necessary to render the opinion set forth herein) with any state, federal or other laws or regulations applicable to it or them or (ii) the legal or regulatory status or the nature of the business of any party.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.2 to the Registration Statement and to the reference of our firm under the heading “Legal Matters” in the prospectus that is a part of the Registration Statement.  In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

DLA Piper LLP (US)